Exhibit 99.1

WESTMORELAND COAL COMPANY 9540 South Maroon Circle, Suite 200 Englewood, Colorado 80112 (855) 922-6463 Telephone
NEWS RELEASE
Westmoreland Announces Acceleration of Previously-Announced Executive Management Transition

Englewood, CO – November 12, 2015 – Westmoreland Coal Company (NasdaqGM:WLB) today announced that Kevin A. Paprzycki will move to Chief Executive Officer and become a member of the Board of Directors effective December 1, 2015, one month earlier than previously announced. Concurrently, Keith E. Alessi, Chief Executive Officer, will transition from his position as CEO and a member of the Board of Directors to the strategic role of CEO-Emeritus.
On November 6th, Mr. Alessi was diagnosed with esophageal cancer. He will immediately commence a temporary medical leave of absence to aggressively pursue treatment. “I intend to fight and defeat this disease and expect to fully recover and return to my duties as CEO-Emeritus as soon as possible,” noted Mr. Alessi.
The previously announced promotions of John Schadan to President and Chief Operating Officer and Jason Veenstra to Chief Financial Officer and Treasurer will accelerate to December 1, as well.
“Since 2007, I have had the privilege to work with Keith as he designed and executed the remarkable turnaround of Westmoreland,” stated Dick Klingaman, Chairman of the Board. “As part of that effort, Keith identified, assembled, and coached an executive team that is experienced, smart and energetic. I am confident that Kevin, our CEO-designate who has served with Keith since 2007, will provide effective leadership as we continue to reduce costs, improve efficiency, and delever the business.”
“Speaking on behalf of the entire company, we wish Keith a fast recovery and look forward to his return as a strategic partner,” said Kevin A. Paprzycki. “Keith has been an exceptional leader for Westmoreland and we are grateful for his nine years of tireless efforts and personal sacrifices. As he undergoes treatment, Keith and his family have the full support of the over 3,000 Westmoreland employees.”

About Westmoreland Coal Company

Westmoreland Coal Company is the oldest independent coal company in the United States. Westmoreland’s coal operations include sub-bituminous and lignite surface coal mining in the Western United States and Canada, an underground bituminous coal mine in Ohio, a char production facility, and a 50% interest in an activated carbon plant. Westmoreland also owns the general partner of and a majority interest in Westmoreland Resource Partners, LP, formerly Oxford
Resource Partners, LP, a publicly-traded coal master limited partnership. Its power operations include ownership of the two-unit ROVA coal-fired power plant in North Carolina. For more information, visit www.westmoreland.com; provided that no information contained at such website is incorporated by reference here.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on Westmoreland’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. Westmoreland cautions you against relying on any of these forward-looking statements. They are statements neither of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political, economic, business, competitive, market, weather and regulatory conditions.

Any forward-looking statements made by Westmoreland in this news release speak only as of the date on which it was made. Westmoreland undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Investor Contact: Kevin Paprzycki (855) 922-6463